UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2022

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 30, 2022, Pryor Chemical Company (“Pryor”), a wholly owned subsidiary of LSB Industries, Inc., provided notice of termination under the Urea Ammonium Nitrate Purchase Agreement with Coffeyville Resources Nitrogen Fertilizers, LLC (“ CVR”), dated March 3, 2016 (as amended, the “CVR Purchase Agreement”). The termination will be effective as of December 31, 2022. Under the CVR Purchase Agreement, CVR had the exclusive right to purchase substantially all of the UAN produced at the Pryor Facility. Pryor did not incur any early termination penalties in connection with the termination of the CVR Purchase Agreement. Pryor elected to terminate the CVR Purchase Agreement to pursue alternative marketing arrangements for the UAN it produces at the Pryor Facility. The CVR Purchase Agreement provided for a three-year term beginning June 1, 2016, with optional one-year renewals. The CVR Purchase Agreement may be terminated after May 31, 2019 (i) by CVR upon six months’ notice or (ii) by Pryor upon three months’ notice or if the Pryor Facility is shut down for lack of profitability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2022

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Executive Vice President, General Counsel and Secretary